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                                                                      EXHIBIT 16


              [LETTERHEAD OF HEIN & ASSOCIATES LLP APPEARS HERE]



September 24, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

     RE:  DK INDUSTRIES, INC. (FILE NO. 0-15891)

Dear Sirs:

We have read Item 4 of DK Industries, Inc. Form 8-K, dated June 25, 1996 and are in agreement with the statements contained in paragraphs 4(b) and (c) therein as they relate to us.

Very truly yours,

/s/ HEIN & ASSOCIATES LLP
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Hein + Associates llp
Certified Public Accountants